Exhibit 3.71

* * *FOR USE ON AND AFTER JANUARY 1, 1991* * *

Form 2

Secretary of State

WISCONSIN

11/90

ARTICLES OF INCORPORATION

Stock (for profit)

Executed by the undersigned for the purpose
of forming a Wisconsin for-profit corporation	AUG 22 12:00 PM
under Chapter 180 of the Wisconsin Statutes
repealed and recreated by 1989 Wis. Act 303:	141711 DCORP 90 90.00

Article 1.

Name of Corporation:  Kimball Hill Homes Wisconsin, Inc.

Article 2. (See FEE information on reverse)

The corporation shall be authorized to issue 1,000 shares.

Article 3.

The street address of the initial registered office is:	44 East Mifflin Street
(The complete address, including street and number,	Madison, Wisconsin 53703
if assigned, and the ZIP code must be stated.)

Article 4.

The name of the initial registered agent at the above registered office is:  C T CORPORATION SYSTEM

Article 5. Other provisions (OPTIONAL):

(1)        There shall be no cumulative voting of any shares of stock of the corporation.

(2)        All shares of stock of the corporation shall be common stock with no par value.

(3)        No shareholder shall have any preemptive right to acquire any additional stock of the corporation.

Article 6. Executed on	August 18, 1994	.
(date)

Name and complete address of each incorporator:

1)	James A. Moehling	2)
Hill, Steadman & Simpson, P.C.
Sears Tower – 85th Floor
Chicago, IL 60606

/s/ James A. Moehling
(Incorporator Signature)	(Incorporator Signature)

This document was drafted by	James A. Moehling
(name of individual required by law)

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

Printed on Recycled Paper

(WISC. - 16 - 1/1/91)

ARTICLES OF INCORPORATION Stock (for profit)

James A. Moehling	Please indicate where you would like the acknowledgement
Hill, Steadman & Simpson, P.C.	copy of the filed document sent. Please include complete name
Sears Tower – 85th Floor	and mailing address.
Chicago, IL 60606

Your phone number during the day: (312) 876 - 0200

INSTRUCTIONS (Ref. sec. 180.0202 Wis. Stats. for document content)

Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin, 53707-7846. The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats.

Article 1. The name must contain “corporation”, “incorporated”, “company”, or “limited” or the abbreviation “corp”, “inc.”, “co.” or “ltd.” or comparable words or abbreviations in another language. If you wish to provide a second choice name that you would accept if your first choice is not available, indicate it here:

Article 2. Some quantity of shares must be authorized. For the minimum filing fee, up to 9,000 shares may be authorized. If more than one class of shares is authorized, state the designation of each class, and the number of shares of each class that the corporation is authorized to issue.

Articles 3 & 4. The corporation must have a registered agent located at a registered office in Wisconsin. The address of the registered office must be a physical location. State street number and name, city and ZIP code in Wisconsin. P.O. Box addresses may be included as part of the address, but are insufficient alone.

Article 5. This space is provided for the insertion of any desired material, such as grant or limit of preemptive rights, or other information not inconsistent with law.

Article 6. All incorporators must sign the document and print or typewrite name and complete address. Only one incorporator is required.

If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner.

FILING FEES

A minimum filing fee of $90.00, payable to SECRETARY OF STATE must accompany the document. The fee is computed at the rate of one cent for each share authorized in article 2. Up to 9,000 shares may be authorized for the minimum filing fee. The shares may be, but are not required to be, designated as with or without a par value.

If the document is filed, corporate existence commences at the time and date received by the Secretary of State’s office, unless a delayed effective date is specified in the document. When the document has been filed, an acknowledgement copy stamped “FILED” will be sent to the address indicated above.